UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 18, 2005

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01          Financial Statements and Exhibits

(c)     Exhibits

Exhibit No.	Description

99.1	Press Release dated April 18, 2005

ITEM 2.02          RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 18, 2005, Registrant issued a press release announcing financial information for its first quarter ended March 31, 2005. The press release is attached hereto as Exhibit 99.1 and is furnished to, but not filed with, the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 19, 2005

ENTERPRISE FINANCIAL SERVICES CORP

/s/ KEVIN C. EICHNER

Kevin C. Eichner
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 18, 2005*

*This exhibit is furnished to, but not filed with, the Commission by inclusion herein.

For more information, contact:
Kevin Eichner (314) 725 5500
Frank Sanfilippo (314) 725 5500
Erin Curtin (816) 221 7500

ENTERPRISE FINANCIAL REPORTS 53% INCREASE IN EARNINGS PER SHARE FOR
THE FIRST QUARTER OF 2005
Loans Growing At Annualized Rate of 33%
Wealth Management Income Increases 43%

St. Louis, April 18, 2005 – Enterprise Financial Services Corp (NASDAQ: EFSC), the parent company of Enterprise Bank & Trust, reported net income of $2.4 million or $0.23 per fully diluted share for the first quarter of 2005 versus $1.5 million or $0.15 per share in the same quarter of 2004—a 53% increase.

“This was an excellent first quarter reflecting continued growth momentum in our banking and wealth management businesses,” said Kevin Eichner, president and CEO of Enterprise Financial. “Our people are clearly impacting the marketplace very positively.”

Net interest income increased $1.9 million or 25% in the first quarter of 2005 versus 2004. Portfolio loans grew by $74 million since December 31, 2004 and ended the quarter at $973 million. The loan growth in the quarter was funded by $29 million of maturities in the investment portfolio that were not replaced, and short term FHLB advances. While Enterprise deposits have historically declined in the first quarter, balances at March 31, 2005 of $937 million were essentially flat with 2004 year-end balances. Included in deposits were $74 million of brokered certificates of deposit, a net increase of $10 million from year-end, but still only 8% of total deposits. The ratio of non-interest bearing deposits to total deposits remains strong at 20% - a high number in relation to most peers.

The company’s net interest rate margin improved from 3.88% in the first quarter of 2004 to 4.18% in the same quarter of 2005. Driving this improvement was a 79 basis point increase in the yield on the loan portfolio, and an increasing benefit of non-interest bearing deposits and equity, partially offset by a 58 basis point increase in the cost of interest-bearing liabilities. Approximately 64% of the loan portfolio (including interest rate swap impacts) floats with the prime rate, which has increased 175 basis points since first quarter of 2004. Price competition for new loans also continues to be a factor in overall loan yields.

Overall asset quality remains favorable for EFSC. The company had net loan recoveries of $188,000 during the first quarter of 2005 versus net loan charge-offs of $501,000 for the same period last year. The provision for loan losses was $786,000 in the first quarter of 2005, versus $597,000 in the same quarter last year due to slightly higher nonperforming loan levels and the afore-mentioned loan growth. Nonperforming loans were $3.1 million or 32 basis points of total loans at March 31, 2005 versus 18 basis points and 20 basis points at March 31, 2004 and December 31, 2004, respectively. The increase in nonperforming loans was primarily due to a $1.1 million credit that is secured by a first mortgage on a residential property. The allowance for loan losses represented 1.30%, 1.30% and 1.29% of loans at March 31, 2005, December 31 2004 and March 31, 2004, respectively.

Wealth Management income continued to grow rapidly, up 43% from $856,000 in the first quarter of 2004 to $1.2 million in first quarter of 2005. Approximately $150,000 of additional revenue came from the addition of the company’s Wealth Products Group in March, 2004, while the Fiduciary and Advisory units increased their revenues approximately 22% over first quarter of 2004. Assets under administration were $1.4 billion at March 31, 2005, a 5% increase over December 31, 2004.

Though hampered by a rising earnings credit rate on commercial analysis accounts, deposit service charges grew about 6% in the first quarter of 2005 to $483,000 versus $457,000 in the same quarter last year. A higher interest rate environment and the resulting lower refinancing opportunities led to a decline in mortgage gains from $68,000 in first quarter 2004 to $22,000 in first quarter 2005.

“The company’s drive to increase its operating leverage on its expense base continued to pay significant dividends through the combination of exceptional growth in revenue and expense controls”, said Eichner.

The company’s efficiency ratio improved from 69.61% in the first quarter of 2004 to 62.44% in the first quarter of 2005. While noninterest expense increased $847,000 or about 12% in the first quarter of 2005 versus the prior year, the level of noninterest expense to average assets declined from 3.00% to 2.91% respectively. The increase in expense during the first quarter of 2005 was due primarily to the company’s new long term incentive plan and related expensing of Restricted Stock Units, more competitive director compensation levels, expenses associated with nonperforming loans, higher commission expenses due to related revenues in Wealth Management, and higher professional fees associated with Sarbanes Oxley Section 404 compliance.

“We are fortunate to be able to digest these new expense levels through our growth, since some are the result of uncontrollable external and regulatory factors in the industry,” commented Eichner.

Enterprise announced a national listing of its stock on February 8, 2005 and has seen its trading volumes increase significantly. EFSC (the company’s trading symbol on the NASDAQ) stock value increased 32% in 2004 and has more than doubled since July of 2002.

Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis and Kansas City, with a primary focus on serving the needs of privately held businesses, their owners and other success-minded individuals.

Please refer to the Consolidated Financial Summary attached for more details.

###

Readers should note that in addition to the historical information contained herein, this press release may contain forward-looking statements which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local economic conditions, risks associated with rapid increase or decrease in prevailing interest rates and competition from banks and other financial institutions, as well as those in Enterprise Financial’s 2004 Annual Report on Form 10-K.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

(In thousands except per share data)

	For the Quarter Ended

	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004

EARNINGS SUMMARY
Total interest income	$14,653	$13,698	$12,550	$11,701	$10,944
Total interest expense	4,131	3,680	3,156	2,778	2,554

Net interest income	$10,522	$10,018	$9,394	$8,923	$8,390
Provision for loan loss	786	775	100	740	597

Net interest income after provision for loan losses	$9,736	$9,243	$9,294	$8,183	$7,793
NONINTEREST INCOME
Deposit service charges	$483	$503	$532	$540	$457
Gain on sale of loans	22	43	9	142	68
Wealth Management income	1,223	1,283	1,119	1,048	856
Other income	109	117	217	88	98

Total noninterest income	$1,837	$1,946	$1,877	$1,818	$1,479
NONINTEREST EXPENSE
Salaries and benefits	$5,198	$4,705	$4,574	$4,585	$4,689
Occupancy	530	550	523	522	496
Furniture and equipment	172	186	176	176	182
Other	1,817	2,835	1,784	1,845	1,503

Total noninterest expense	$7,717	$8,276	$7,057	$7,128	$6,870

Income before income tax	$3,856	$2,913	$4,114	$2,873	$2,402
Income taxes	1,409	1,067	1,261	886	875

Net income	$2,447	$1,846	$2,853	$1,987	$1,527

Basic earnings per share	$0.25	$0.19	$0.29	$0.21	$0.16
Diluted earnings per share	$0.23	$0.18	$0.28	$0.20	$0.15
Return on average assets	0.92%	0.67%	1.11%	0.80%	0.67%
Return on average equity	13.23%	10.15%	16.50%	11.72%	9.29%
Net interest rate margin (fully tax equivalized)	4.18%	3.85%	3.85%	3.81%	3.88%
Yield on earning assets (fully tax equivalized)	5.80%	5.25%	5.12%	4.98%	5.05%
Cost of paying liabilities	2.08%	1.82%	1.65%	1.51%	1.50%
Net interest spread	3.72%	3.43%	3.47%	3.47%	3.55%
Efficiency ratio	62.44%	69.17%	62.61%	66.36%	69.61%
Noninterest expense to average assets	2.91%	3.01%	2.74%	2.88%	3.00%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands except per share data)

	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004

BALANCE SHEET DATA
ASSETS
Cash and due from banks	$32,085	$28,324	$29,316	$31,790	$25,417
Interest-bearing deposits	141	156	142	90	843
Debt and equity investments	92,572	121,638	93,007	93,492	51,413
Federal funds sold	—	—	38,712	12,396	41,750
Loans held for sale	4,180	2,376	1,599	2,383	2,645
Portfolio loans	$972,802	$898,505	$874,092	$866,814	$830,948
Less allowance for loan losses	12,639	11,665	11,441	11,448	10,686

Net loans	$960,163	$886,840	$862,651	$855,366	$820,262

Premises and equipment, net	$8,413	$8,044	$7,071	$7,067	$7,222
Goodwill	1,938	1,938	1,938	1,938	1,938
Other assets	11,090	10,634	11,954	11,532	12,104

Total assets	$1,110,582	$1,059,950	$1,046,390	$1,016,054	$963,594

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest bearing deposits	$190,667	$197,283	$184,426	$182,679	$171,176
Interest bearing deposits	746,126	742,345	752,509	688,333	689,465

Total deposits	$936,793	$939,628	$936,935	$871,012	$860,641
Subordinated debentures	20,620	20,620	20,619	20,619	15,464
FHLB advances	68,879	10,299	11,413	51,432	14,468
Federal funds purchased	—	6,333	—	—	—
Other borrowings	2,303	3,532	430	296	987
Other liabilities	5,263	6,812	5,947	5,310	4,878

Total liabilities	$1,033,858	$987,224	$975,344	$948,669	$896,438
Shareholders’ equity	76,724	72,726	71,046	67,385	67,156

Total liabilities and shareholders’ equity	$1,110,582	$1,059,950	$1,046,390	$1,016,054	$963,594

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands except per share data)

	For the Quarter Ended

	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004

MARKET DATA
Book value per share	$7.65	$7.44	$7.30	$6.96	$6.94
Market value per share	$19.00	$18.50	$14.60	$14.70	$13.50
Period end common shares	10,032	9,778	9,732	9,684	9,677
Average basic common shares	9,922	9,747	9,724	9,680	9,640
Average diluted common shares	10,521	10,224	10,074	9,987	9,942
ASSET QUALITY
Net charge-offs (recoveries)	$(188)	$551	$107	$(22)	$501
Nonperforming loans	$3,134	$1,826	$1,722	$2,401	$1,480
Nonperforming loans to total loans	0.32%	0.20%	0.20%	0.28%	0.18%
Allowance for loan loss to total loans	1.30%	1.30%	1.31%	1.32%	1.29%
Net charge-offs (recoveries) to average loans (annualized)	(0.08)%	0.25%	0.05%	(0.01)%	0.25%
CAPITAL
Average equity to average assets	6.98%	6.62%	6.72%	6.85%	7.18%
Tier 1 capital to risk-weighted assets	9.14%	9.94%	9.89%	9.83%	9.36%
Total capital to risk-weighted assets	10.39%	11.19%	11.14%	11.08%	10.61%
AVERAGE BALANCES
Portfolio loans	$932,910	$872,700	$856,221	$849,868	$801,671
Earning assets	1,034,526	1,047,990	983,332	954,910	881,529
Total assets	1,075,675	1,092,677	1,022,998	995,004	920,314
Deposits	919,909	977,358	904,583	863,433	808,799
Shareholders’ equity	75,039	72,345	68,769	68,183	66,082